Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Redwire Corporation (formerly known as Genesis Park Acquisition Corp.) of our report dated May 11, 2021 relating to the financial statements of Cosmos Intermediate, LLC., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida

September 23, 2021